UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 15, 2011 (December 13, 2011)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction	(Commission File Number)	(IRS Employer Number)
of incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011, based on the recommendation of the Compensation Committee, the Board of Directors of Codorus Valley Bancorp, Inc. (“Company”) awarded restricted stock and stock options, under the Company’s 2007 Long-Term Incentive Plan to directors and certain of its officers, including the awards to the Company named executive officers listed below:

Executive Officer	Restricted Stock	Qualified Options

Larry J. Miller	5,882	0
Harry R. Swift	3,529	0
Jann A. Weaver	941	3,019

The grant date for the restricted stock and stock options was December 13, 2011. The price of the restricted stock and stock options shall in accordance with the terms of the Plan. The stock options vest in six months and expire in ten years after the date of grant. Half of the restricted stock awards shall vest on the second anniversary of the date of grant, and the remainder shall vest on the third anniversary of the date of grant.

On December 13, 2011, based on the recommendation of the Compensation Committee, the Board of Directors of Codorus Valley Bancorp, Inc. authorized a discretionary cash bonus of $25,000 to named executive officer, Harry R. Swift, Secretary and General Counsel. The cash bonus was awarded as a result of his individual performance during 2011 through the date of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: December 15, 2011	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

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